Exhibit 3.1
AMENDMENT No. 2
to the
SECOND AMENDED AND RESTATED BY-LAWS
of
PAREXEL INTERNATIONAL CORPORATION
September 10, 2009
     The Board of Directors of PAREXEL International Corporation (the “Corporation”) on September 10, 2009, approved the following amendments to the Second Amended and Restated By-laws of the Corporation:
1. That Section 1 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following Section 1 is inserted in lieu thereof:
“1. Annual Meeting. The Corporation shall hold an annual meeting of stockholders at a time to be fixed by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing Directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting.”
2. That Section 2 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following Section 2 is inserted in lieu thereof:
“2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 80%, or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time at which the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special stockholders’ meeting.”
3. That Section 5 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following Section 5 is inserted in lieu thereof:
(a) Nomination of Directors.
          (i) Except for (1) any Directors entitled to be elected by the holders of any class or series of Preferred Stock, (2) any Directors elected by the Board of Directors in accordance with the Articles of Organization to fill vacancies or newly created directorships or (3) as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 5(a) shall be eligible for election as Directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (x) complies with the notice procedures set forth in Section 5(a)(ii) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.
          (ii) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (1) in the case of an election of Directors at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (2) in the case of an election of Directors at a special meeting of stockholders, provided that the Board of Directors has determined that Directors shall be elected at such meeting, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the seventh day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a stockholders’ meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; (B) as to the stockholder giving the notice (1) such stockholder’s name and address, as they appear on the Corporation’s books, (2) the class and number of shares of stock of the Corporation which are owned, beneficially and of record, by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (5) a representation whether the stockholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination; and (C) as to the beneficial owner, if any, on whose behalf the nomination is being made (1) such beneficial owner’s name and address, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such beneficial owner, (3) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (4) a representation whether the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. A stockholder shall not have complied with this Section 5(a)(ii) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 5(a).
          (iii) The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 5(a) (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 5(a)), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 5(a), the chairman shall so declare to the meeting and such nomination shall be disregarded.
          (iv) Except as otherwise required by law, nothing in this Section 5(a) shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a stockholder.
          (v) Notwithstanding the foregoing provisions of this Section 5(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5(a), to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
          (vi) For purposes of this Section 5(a), “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(b) Notice of Business at Meetings.
          (i) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be brought before the meeting in accordance with Section 2 or Section 5(a) of these By-laws. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a Director of the Corporation, the procedures in Section 5(a) of these By-laws must be complied with and (ii) if such business relates to any other matter, the business must (x) constitute a proper matter under Massachusetts law for stockholder action and (y) be within the purposes specified in the Corporation’s notice of meeting and the stockholder must (A) have given timely notice thereof and provided all required information in writing to the Secretary in accordance with the procedures in this Section 5(b), (B) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (C) be entitled to vote at such annual meeting.
          (ii) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a stockholders’ meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, and (3) the text of the proposal (including the exact text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the exact text of the proposed amendment) and (B) as to the stockholder giving the notice and the beneficial owner, if any on whose behalf the proposal is being made: (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially and of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder and such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner in such business,

(4) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to shares of stock of the Corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date of the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder providing updated information as of the record date. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 5(b); provided that nothing in this Section 5(b) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor Rule. A stockholder (or beneficial owner on whose behalf the proposal is made) shall not have complied with this Section 5(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 5(b).
          (iii) The chairman of any meeting shall have the power and duty to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 5(b) (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 5(b)), and if the chairman should determine that business was not properly brought before the meeting in accordance with the provisions of this Section 5(b), the chairman shall so declare to the meeting and such business shall not be brought before the meeting.
          (iv) Except as otherwise required by law, nothing in this Section 5(b) shall obligate the Corporation or the Board of Directors to include in its notice of meeting, proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.
          (v) Notwithstanding the foregoing provisions of this Section 5(b), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present business, such business shall not be considered, notwithstanding that proxies in respect of such proposal may have been received by the Corporation. For purposes of this Section 5(b), to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
          (vi) For purposes of this Section 5(b), “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.”
4. That the third sentence of Section 7 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following sentences are inserted in lieu thereof:
“A stockholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. Any vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the stockholder, proxy or agent or by a person authorized to act for the stockholder, proxy or agent; and (2) the date on which such stockholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of stockholders.”
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